Exhibit 99.1

NEWS

RELEASE___________________________________________________

FOR IMMEDIATE RELEASE

CONTACT: Chris Mathis

(512) 434-3766

TEMPLE-INLAND ANNOUNCES THE COMPLETION OF THE

SPIN-OFFS OF GUARANTY FINANCIAL GROUP INC. AND

FORESTAR REAL ESTATE GROUP INC.

AUSTIN, TEXAS, December 31, 2007— Temple-Inland Inc. (NYSE: TIN) today announced that the previously announced spin-offs of Guaranty Financial Group Inc. and Forestar Real Estate Group Inc. were completed as of the close of business on December 28, 2007 through tax-free distributions of Guaranty and Forestar common stock to Temple-Inland stockholders of record as of the close of business on December 14, 2007 (the “Record Date”).

As a result of the distributions, each Temple-Inland stockholder has received one common share of Guaranty and one common share of Forestar for every three common shares of Temple-Inland held at the close of business on the Record Date. Any Temple-Inland stockholder entitled to receive a fractional share of Guaranty or Forestar stock will receive a cash payment in lieu of such fractional share.

Temple-Inland no longer owns any of the common stock of Guaranty or Forestar, and each is an independent company. Beginning today, Guaranty and Forestar will be listed on the New York Stock Exchange under the respective trading symbols “GFG” and “FOR.”

Temple-Inland has received a ruling from the Internal Revenue Service indicating that the spin-offs qualify as tax-free distributions for U.S. federal income tax purposes to Temple-Inland and its stockholders. Cash received in lieu of fractional shares, however, will be taxable. Stockholders are urged to consult with their tax advisors as to the specific tax consequences of the distribution to them.

No action is required by Temple-Inland stockholders to receive their shares of Guaranty or Forestar common stock. Temple-Inland stockholders who are entitled to receive the common stock of Guaranty and Forestar will receive a book-entry account statement reflecting their ownership of Guaranty and Forestar common stock or their brokerage account will be credited for the shares. Information to help Temple-Inland stockholders determine their tax basis in each of the respective companies will be posted promptly to each company’s website. Temple-

40

Inland’s address on the World Wide Web is www.templeinland.com. Guaranty’s address on the World Wide Web is www.guarantygroup.com. Forestar’s address on the World Wide Web is www.forestargroup.com.

About Temple-Inland Inc.

Temple-Inland Inc. is a manufacturing company focused on corrugated packaging and building products. The fully integrated corrugated packaging operation consists of 5 linerboard mills and 1 corrugated medium mill, which produce 3.5 million tons of containerboard per year, and 64 converting facilities, which produce 3.6 million tons of corrugated packaging per year. The building products operation manufactures a diverse line of building products for new home construction, commercial and repair and remodeling markets. Temple-Inland's address on the World Wide Web is www.templeinland.com.

This release contains “forward-looking statements” within the meaning of the federal securities laws. These statements reflect management’s current views with respect to future events and are subject to risk and uncertainties. We note that a variety of factors and uncertainties could cause our actual results to differ significantly from the results discussed in the forward-looking statements. Factors and uncertainties that might cause such differences include, but are not limited to: assumptions or expectations regarding the spin-offs proving to be inaccurate or unrealized; general economic, market, or business conditions; the opportunities (or lack thereof) that may be presented to us and that we may pursue; fluctuations in costs and expenses including the costs of raw materials, purchased energy, and freight; demand for new housing; accuracy of accounting assumptions related to pension and postretirement costs and impaired assets; competitive actions by other companies; changes in laws or regulations; our ability to execute certain strategic and business improvement initiatives, including the Transformation Plan; and other factors, many of which are beyond our control. Except as required by law, we expressly disclaim any obligation to publicly revise any forward-looking statements contained in this news release to reflect the occurrence of events after the date of this news release.

41